UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                         ---------------------------


                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported)  March 3, 1998
                                                     -----------------


                                 NEWELL CO.
   ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)




        Delaware                 1-9608            36-3514169
   ----------------------------------------------------------------------
   (State or Other            (Commission         (IRS Employer
   Jurisdiction of            File Number)        Identification No.)
   Incorporation)




             29 East Stephenson Street, Freeport, Illinois 61032
   ----------------------------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)




   Registrant's telephone number, including area code  (815) 235-4171
                                                       ---------------





   Item 5.   Other Events.

             Newell Co. ( Newell ) issued a news release dated March 3, 1998 announcing that it sold all of its shares of Common Stock of the Black & Decker Corporation to Goldman, Sachs & Co. on March 2, 1998. A copy of the news release is attached as Exhibit 99.

   Item 7.   Financial Statements,  Pro Forma  Financial Information  and
             Exhibits.

             (c)  Exhibits.

                  (99) News Release dated March 3, 1998.








































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                                 SIGNATURES


             Pursuant  to the requirements of the Securities Exchange Act of 1934, the  registrant has duly caused  this report to be  signed on its behalf by the undersigned hereunto duly authorized.





                                      NEWELL CO.
                                        (Registrant)






                                      /s/ Dale L. Matschullat
   Date: March 4, 1998           By: --------------------------
                                      Dale L. Matschullat
                                      Vice President -- General Counsel




























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                                EXHIBIT INDEX


   Exhibit
     No.                    Description
   -------                  -----------


      99               News Release dated March 3, 1998












































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                                                               EXHIBIT 99

                                NEWS RELEASE
                               --------------

               NEWELL CO. DIVESTS BLACK & DECKER COMMON STOCK
                  PROCEEDS FROM SALE APPROACH $400 MILLION
                PRE-TAX NET GAIN ON SALE EXCEEDS $200 MILLION

        FREEPORT, IL, March 3, 1998 -- Newell Co. (NYSE:NWL) announced today that it had sold all of the common shares of Black & Decker (NYSE:BDK) it held (7,862,300 shares) to Goldman, Sachs & Co. as of close of trading on the New York Stock Exchange yesterday. The transaction resulted in gross proceeds of approximately $395 million. The Company recognized a net pre-tax gain of slightly more than $200 million. The net proceeds from the sale are being used to pay down debt.

        Newell s investment in Black & Decker began when Newell purchased Black & Decker common stock on the open market in 1990. Thereafter, in September 1991, Newell purchased 150,000 shares of Series B convertible preferred stock in a private placement for $150 million. The preferred shares paid a 7.75% cumulative dividend, aggregating $2.9 million per quarter, before the effect of income taxes.

        On October 15, 1996, Black & Decker exercised its option to convert the preferred stock into 6,350,000 shares of Black & Decker common stock, which reduced dividend income on these shares from $2.9 million to $0.8 million per quarter, before the effect of income taxes (Black & Decker currently pays a $0.12 per share common dividend each quarter).

        As a result of the sale, the annual interest reduction from the paydown of commercial paper will be approximately $16.4 million ($9.9 million after taxes). Net of the dividends Newell had received on the Black & Decker common stock of $3.8 million ($3.3 million after taxes), the annual savings to Newell will be approximately $12.6 million ($6.6 million after taxes, or $0.04 per Newell common share).

        Commenting on the transaction, John J. McDonough, Newell s Vice-Chairman and CEO, said, Black & Decker is a fine company, and we are pleased to have made this investment. At this time, we see many opportunities in the marketplace, and we feel our stockholders would be better served if we used the proceeds for strategic investments.

        Newell is a multi-national manufacturer and marketer of high-volume staple consumer products which are sold through a variety of retail and wholesale distribution channels. Product groups include hardware and home furnishings, office products, and housewares.




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